P05000130265

Florida Department of State

Division of Corporations
Public Access System

Electronic Filing Cover Sheet

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(((H05000224925 3)))

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05 SEP 21 AM 11:34
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
FILED

```
To:
     Division of Corporations
     Fax Number      : (850)205-0381

From:
     Account Name    : CORPORATION SERVICE COMPANY
     Account Number  : I20000000195
     Phone           : (850)521-1000
     Fax Number      : (850)558-1575
```

FLORIDA PROFIT CORPORATION OR P.A.

LEAGUE NOW HOLDINGS CORPORATION

Certificate of Status	0
Certified Copy	1
Page Count	02
Estimated Charge	$78.75

Electronic Filing Menu | Corporate Filing | Public Access Help

9/22/05

H 05000224925 3

05 SEP 21 AM 11:34

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be:

LEAGUE NOW HOLDINGS CORPORATION

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is:

4075 Carambola Circle North
Coconut Creek, FL 33066

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

Any lawful activity

ARTICLE IV SHARES

The number of shares of stock is:

100,000,000 shares of common stock at $0.001 par value per share
10,000,000 shares of preferred stock at $0.001 par value per share

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

James Pregiato
4075 Carambola Circle North
Coconut Creek, FL 33066

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Corporation Service Company
1201 Hays Street
Tallahassee, FL 32301

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

James Pregiato

By: [signature]

Signature/Registered Agent

9/20/05

Date

[signature]

Signature/Incorporator

9/21/05

Date

Laura R. Dunlap
as its agent

H 05000224925 3